United States Securities and Exchange Commission
Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2009

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Cherry Creek North Drive, Suite 995
Denver, CO 80209
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On April 8, 2009, Xedar Corporation, a Colorado corporation (the “Company”), announced that its Board of Directors had approved a plan to deregister the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and therefore, terminate its obligations to file periodic and current reports with the Securities and Exchange Commission (“SEC”).  The deregistration was proposed to be accomplished through a 101-to-1 reverse stock split of shares of the Company’s common stock (the “Reverse Stock Split”), and/or the purchase, from time to time, in separate, privately negotiated, transactions of a sufficient number of small lot shares to reduce the number of shareholders of record to below 300 persons.

As indicated in its April 8, 2009 filing, the Company’s Board of Directors retained the right to abandon the proposed Reverse Stock Split at any time prior to its completion if the Board of Directors determined that the Reverse Stock Split was no longer in the best interests of the Company or its stockholders.

Because the number of shareholders of record fell below 300 persons prior to the filing and distribution of the Company’s definitive proxy statement with respect to the Reverse Stock Split, the Company’s Board of Directors has determined that the Reverse Stock Split is no longer in the best interests of the Company or its stockholders.  As a result, the Board of Directors has decided to abandon the Reverse Stock Split and to cancel the Special Meeting of Stockholders with respect thereto.

The Company filed its Certification And Notice Of Termination Of Registration on Form 15 with the SEC on May 8, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Xedar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: May 11, 2009	By:	/s/ Hugh Williamson III
Hugh Williamson III Chairman, President and CEO